Exhibit 1

Transactions by the Reporting Persons in the Past 60 Days

The following table sets forth all unreported transactions with respect to the Common Stock effected in the last 60 days by or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., Eastern Time, on December 22, 2025. Unless otherwise indicated, all such transactions were effected in the open market.

Person Effecting the Transaction	Transaction Date	Nature of Transaction	Securities Purchased or Sold	Price per Share
Clients of GVIC	11/21/2025	Purchase of Common Stock	1,845	$14.00(1)
Clients of GVIC	11/24/2025	Purchase of Common Stock	3,871	$14.00(1)
Clients of GVIC	12/02/2025	Purchase of Common Stock	52,754	$14.92(1)
Mr. Jeffrey Geygan	12/02/2025	Purchase of Common Stock	6,840	$14.92(1)
Mr. James Geygan	12/02/2025	Purchase of Common Stock	435	$14.92(1)
Ms. Wilke	12/02/2025	Purchase of Common Stock	350	$14.92(1)
Ms. Geygan	12/02/2025	Purchase of Common Stock	715	$14.92(1)
Mr. Rice	12/02/2025	Purchase of Common Stock	1,305	$14.92(1)
Clients of GVIC	12/08/2025	Purchase of Common Stock	70,812	$14.96(1)
GVIC	12/08/2025	Purchase of Common Stock	1,045	$14.96(1
Ms. Wilke	12/08/2025	Purchase of Common Stock	315	$14.96(1)
Mr. Rice	12/08/2025	Purchase of Common Stock	415	$14.96(1)
Clients of GVIC	12/09/2025	Purchase of Common Stock	224,565	$13.62(1)
Mr. James Geygan	12/09/2025	Purchase of Common Stock	605	$13.62(1)
Clients of GVIC	12/10/2025	Purchase of Common Stock	4,650	$8.93(1)
Mr. Jeffrey Geygan	12/10/2025	Purchase of Common Stock	5,170	$8.93(1)
Mr. James Geygan	12/10/2025	Purchase of Common Stock	1,750	$8.93(1)
Ms. Wilke	12/10/2025	Purchase of Common Stock	955	$8.93(1)
Clients of GVIC	12/11/2025	Purchase of Common Stock	6,425	$9.18(1)
Clients of GVIC	12/16/2025	Purchase of Common Stock	39,371	$8.21(1)
Clients of GVIC	12/16/2025	Sale of Common Stock	4,950	$8.10(1)
Mr. Jeffrey Geygan	12/16/2025	Purchase of Common Stock	7,680	$8.19(1)

Mr. James Geygan	12/16/2025	Purchase of Common Stock	565	$8.19(1)
Ms. Wilke	12/16/2025	Purchase of Common Stock	460	$8.19(1)
Ms. Geygan	12/16/2025	Purchase of Common Stock	265	$8.19(1)
Mr. Rice	12/16/2025	Purchase of Common Stock	315	$8.19(1)
Clients of GVIC	12/17/2025	Purchase of Common Stock	147,103	$8.14(1)
Mr. Jeffrey Geygan	12/17/2025	Purchase of Common Stock	1,275	$8.15(1)
Mr. James Geygan	12/17/2025	Purchase of Common Stock	740	$8.15(1)
Ms. Wilke	12/17/2025	Purchase of Common Stock	415	$8.15(1)
Ms. Geygan	12/17/2025	Purchase of Common Stock	680	$8.15(1)
Mr. Rice	12/17/2025	Purchase of Common Stock	1,970	$8.15(1)
Clients of GVIC	12/18/2025	Purchase of Common Stock	203,859	$8.17(1)
GVIC	12/18/2025	Purchase of Common Stock	1,440	$8.17(1)
Clients of GVIC	12/19/2025	Purchase of Common Stock	33,982	$8.20(1)
Mr. Jeffrey Geygan	12/19/2025	Purchase of Common Stock	1,295	$8.20(1)
Ms. Wilke	12/19/2025	Purchase of Common Stock	655	$8.20(1)

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(1)
This transaction price represents the weighted-average price of the shares transacted on each respective day. Upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, the Reporting Persons will provide full information regarding the number of shares transacted at each separate price within the range set forth in this Statement.